                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          AMSOUTH BANCORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

[LOGO OF AMSOUTH APPEARS HERE]
    BANCORPORATION

-------------------------------------------------------------------------------

Post Office Box 11007
Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 1997

TO THE HOLDERS OF SHARES OF COMMON STOCK:

 NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held in the auditorium of AmSouth Bank of Alabama in the AmSouth/Harbert Plaza, 1901 Sixth Avenue, North, in Birmingham, Alabama, on Thursday, April 17, 1997 at 11:00 A.M., Birmingham, Alabama time, for the purpose of considering and voting upon the following matters:

 1. The election of three directors of Class III to serve for a term of three years until the Annual Meeting of Shareholders in 2000 or until their successors are elected and qualify.

 2. Approval of the 1997 Performance Incentive Plan.

 3. Approval of the Executive Incentive Plan.

 4. Consideration of a Shareholder Proposal set forth in the Proxy Statement.

 5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

 Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

 Only those shareholders of record at the close of business on February 18, 1997 shall be entitled to receive notice of the meeting and to vote at the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Diane S. Masters
                                   ---------------------------------
March 10, 1997                     Secretary

-------------------------------------------------------------------------------
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
-------------------------------------------------------------------------------

TABLE OF CONTENTS                                                           PAGE

Notice of Meeting........................................................ Cover
Proxy Statement..........................................................     1
General..................................................................     1
Voting Securities and Principal Holders Thereof..........................     1
Election of Directors....................................................     5
 General.................................................................     5
 Certain Information Concerning the Board of Directors and its
  Committees.............................................................    12
 Director Attendance.....................................................    12
 Section 16(a) Beneficial Ownership Reporting Compliance.................    12
 Certain Relationships, Related Transactions and Legal Proceedings.......    13
Executive Compensation...................................................    13
1997 Performance Incentive Plan..........................................    22
Executive Incentive Plan.................................................    24
Shareholder Proposal.....................................................    24
Voting Procedures........................................................    25
Relationship With Independent Public Accountants.........................    25
Miscellaneous Information................................................    25
 Shareholder Proposals...................................................    25
 Nominations for Directors...............................................    26
Appendix A
Appendix B

                                PROXY STATEMENT
                             DATED MARCH 10, 1997
                            AMSOUTH BANCORPORATION
                   P.O. Box 11007, Birmingham, Alabama 35288
                      For Annual Meeting of Shareholders
                         To be Held on April 17, 1997
GENERAL
 This Proxy Statement is furnished on or about March 14, 1997, to the shareholders of AmSouth Bancorporation ("AmSouth" or "the Corporation") in connection with the solicitation of proxies by the Board of Directors of AmSouth to be used in voting at the Annual Meeting of Shareholders to be held on April 17, 1997 and any adjournment or adjournments thereof. If the enclosed Proxy is properly executed and received by AmSouth before or at the Annual Meeting, the shares represented thereby will be voted as specified in the Proxy, BUT IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE THREE NOMINEES AS DIRECTORS, (2) FOR APPROVAL OF THE 1997 PERFORMANCE INCENTIVE PLAN AND THE EXECUTIVE INCENTIVE PLAN AND (3) AGAINST THE SHAREHOLDER PROPOSAL.
 The person giving the enclosed Proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the corporate secretary of AmSouth, provided such later written proxy or revocation is actually received by the corporate secretary of AmSouth before the vote of shareholders.
 Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited by directors, officers and other employees of AmSouth and its subsidiaries, in person, by telephone and by other means. AmSouth has also retained Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $6,000 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered. The cost of preparing, assembling and mailing this Proxy Statement and other materials furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of AmSouth, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by AmSouth.
 THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF AMSOUTH.
 The purposes of the Annual Meeting are as set forth in the accompanying "Notice of Meeting of Shareholders." Management of AmSouth does not know of any matters that may be brought before the Annual Meeting other than as described in the Notice of Meeting. IF ANY OTHER MATTERS SHOULD PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.
 The Board of Directors urges that you execute and return the enclosed Proxy as soon as possible and recommends that the shares represented by the Proxy be voted in favor of Items 1, 2 and 3 and against Item 4.
 A COPY OF AMSOUTH'S 1996 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS PROXY STATEMENT. A COPY OF AMSOUTH'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM M. LIST UNDERWOOD, JR., AMSOUTH BANCORPORATION, INVESTOR RELATIONS DEPARTMENT, POST OFFICE BOX 11007, BIRMINGHAM, ALABAMA 35288.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
 Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 18, 1997 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to two hundred million (200,000,000) shares of such common stock. As of February 18, 1997, there were 56,123,854 shares of common stock of AmSouth issued, outstanding and entitled to vote.
 Shareholders who are participants in AmSouth's Dividend Reinvestment and Common Stock Purchase Plan will find that the enclosed Proxy shows the total of the number of shares held by them in their own names and those shares, including fractions of shares, held on their behalf by the agent for the plan. Signing and returning the enclosed Proxy will allow voting of all shares, including those held by the agent.

 At February 28, 1997, no person was known to the management of AmSouth to be the beneficial owner of more than five percent of AmSouth's outstanding common stock other than (i) the "AmSouth Banks" (consisting of the Trust Divisions of AmSouth Bank of Alabama, AmSouth Bank of Florida and AmSouth Bank of Tennessee) and (ii) Delaware Management Holdings, Inc. (see the following table).
 The following tabulation reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) the AmSouth Banks, (ii) Delaware Management Holdings, Inc., (iii) each director and nominee for director of AmSouth, (iv) the four most highly compensated executive officers who are not also directors (listed in the table under the heading "Certain Executive Officers") and (v) the directors, nominees and executive officers of AmSouth as a group.
 All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in units of "phantom stock" of AmSouth. Therefore, the ultimate amount of the payments they receive will be tied to the performance of AmSouth stock. As of February 28, 1997, the directors as a group held 2,024 units of phantom stock.

                                            AMSOUTH SHARES BENEFICIALLY OWNED(/1/) AS OF FEBRUARY 28, 1997+
                          --------------------------------------------------------------------------------------------------
                               SOLE                      SHARED                                           PERCENT OF TOTAL
PERSON, GROUP OR ENTITY     POWER(/2/)                 POWER(/3/)             AGGREGATE                     OUTSTANDING
-----------------------   -----------------          ---------------        -----------------           --------------------
AmSouth Banks+
 (P.O. Box 11426,
 Birmingham, Alabama
 35202)                           3,052,232(/4/)              575,070(/5/)          3,627,302(/6/)(/7/)               6.5%
Delaware Management
 Holdings, Inc.+
 (2005 Market St.,
 Philadelphia,
 Pennsylvania 19103)              2,846,087(/8/)              138,000(/8/)          2,984,087                         5.3%
DIRECTORS AND NOMINEES
J. Harold Chandler                    4,357                                             4,357                           *
Rodney C. Gilbert                     3,243                                             3,243                           *
Elmer B. Harris                       1,123                     2,424                   3,547                           *
Donald E. Hess                        2,529                                             2,529                           *
Ronald L. Kuehn, Jr.                  2,902                                             2,902                           *
James R. Malone                       1,145                     1,100                   2,245                           *
Claude B. Nielsen                     2,250                                             2,250                           *
Benjamin F. Payton                    2,658                                             2,658                           *
C. Dowd Ritter                      281,608(/9/)                                      281,608                           *
Herbert A. Sklenar                    1,031                     3,649                   4,680                           *
CERTAIN EXECUTIVE
 OFFICERS
Sloan D. Gibson, IV                  64,476(/1//0/)               375                  64,851                           *
Kristen M. Hudak                     65,564(/1//1/)                                    65,564                           *
W. Charles Mayer, III                65,603(/1//2/)               420                  66,023                           *
E.W. Stephenson, Jr.                 80,899(/1//3/)               310                  81,209                           *
Directors, Nominees and
 Executive Officers as a
 group (consisting of 20
 persons)                           794,892(/1//4/)             9,394                 804,286                         1.4%

-------
* less than one percent
+ Amounts and percentages for the AmSouth Banks and Delaware Management
  Holdings, Inc. are as of December 31, 1996

NOTES
 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.
 (2) Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include (a) 800 shares of restricted stock awarded under AmSouth's Director Restricted Stock Plan to each of the directors other than Mr. Ritter and (b) units of "phantom stock" held by the following directors in the amounts (rounded) shown: Mr. Chandler: 63; Mr. Gilbert: 1,774; Mr.
     Harris: 63; Mr. Hess: 47; Mr. Kuehn: 46; and Mr. Sklenar: 31. These units are held under the deferred compensation plan for directors and have no voting rights. Some individuals are shown as beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition, with respect to the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual's balance in the Fund.
 (3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.
 (4) With respect to these shares, the AmSouth Banks have sole voting power as to 2,992,728 shares, sole investment power as to 1,245,110 shares, shared investment power as to 1,419,335 shares, no voting power to as 59,504 shares and no investment authority as to 328,283 shares.
 (5) With respect to these shares, the AmSouth Banks have shared voting power as to 538,204 shares, no voting power as to 36,866 shares, no sole investment power and shared investment power as to 323,006 shares.
 (6) Includes 674,696 shares held by AmSouth Bank of Alabama as Trustee of AmSouth's Thrift Plan at December 31, 1996.
 (7) Shares reported as beneficially owned by the AmSouth Banks are held in various fiduciary capacities and reflect the amount and percentage reported on Schedule 13G, dated February 14, 1997, as filed with the Securities and Exchange Commission.
 (8) With respect to the shares beneficially owned by Delaware Management Holdings, Inc., it has sole voting power as to 208,410 shares, no shared voting power, sole investment power as to 2,846,087 shares and shared investment power as to 138,000 shares. The amounts shown are as reported on Schedule 13G, dated December 31, 1996, as filed by Delaware Management Holdings, Inc. with the Securities and Exchange Commission.
 (9) Includes 95,522 shares which could be acquired within 60 days pursuant to stock options, 97,570 shares of restricted stock and 15,695 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(10) Includes 27,500 shares that could be acquired within 60 days pursuant to stock options, 15,275 shares of restricted stock, 1,323 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 6,200 units of "phantom stock" held pursuant to amounts deferred under the Executive Incentive Plan, as to which there are no voting rights.
(11) Includes 29,950 shares which could be acquired within 60 days pursuant to stock options, 23,385 shares of restricted stock and 167 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(12) Includes 26,412 shares which could be acquired within 60 days pursuant to stock options, 14,700 shares of restricted stock and 199 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(13) Includes 33,650 shares that could be acquired within 60 days pursuant to stock options, 18,047 shares of restricted stock and 3,011 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
(14) 23,426 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan, 246,622 of these shares are restricted stock, 302,734 of these shares could be acquired within 60 days pursuant to stock options, and 8,224 are units of "phantom stock".

 Participants in the AmSouth Thrift Plan who have balances in the AmSouth Stock Fund will be furnished copies of all proxy solicitation materials, and each participant may direct the plan Trustee how to vote the participant's proportionate interest in the stock held by the plan. Except with respect to the election of directors and any proposal for a merger or other reorganization, the Trustee may, in its discretion, vote shares for which no directions have been received. With respect to the election of directors and any proposal for a merger or other reorganization, the Trustee will not vote shares for which no voting directions are received.
 As of February 18, 1997, AmSouth held 4,049,104 shares of its common stock as Treasury shares.

ELECTION OF DIRECTORS

GENERAL
 Under AmSouth's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth's Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. The number of directors as of April 17, 1997 will be fixed at ten. The terms of Class III Directors expire at this Annual Meeting. The terms of Class I Directors and Class II Directors will expire in 1998 and 1999, respectively. The Board of Directors is recommending the re-election of the two current directors of Class III. In addition, although Director Ritter is currently in Class I, to adjust an imbalance in the number of directors in each class, he has agreed to stand for re-election as a member of Class III and has been so nominated by the Board of Directors. Each of the Class III Directors elected at this Annual Meeting will serve three-year terms expiring at the 2000 Annual Meeting of Shareholders or until his respective successor is elected and qualified, except as provided in the Bylaws. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election of the nominees named below for the term indicated.
 If any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominees recommended by the Board of Directors. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.
 The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. Service shown with AmSouth and its subsidiaries may include service with predecessor companies.

                NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS III)

                                   OFFICES WITH
                          DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR      AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS          OTHER DIRECTORSHIPS(/1/)
----------------------------------------------------------------------------------------------------------------
Ronald L. Kuehn, Jr.   61   1986                          Chairman of the Board,    Dun & Bradstreet Corporation
                                                          President and Chief       Praxair, Inc.
                                                          Executive Officer, April  Protective Life Corporation
                                                          1986 to date, Sonat Inc.  Sonat Inc.
                                                          (diversified energy       Southern Natural Gas
                                                          holding company)           Company
                                                                                    Transocean Offshore, Inc.
                                                                                    Union Carbide Corporation

C. Dowd Ritter         49   1993   Chairman of the        Chairman of the Board,
                                   Board, President and   September 1996 to date,
                                   Chief Executive        and President and Chief
                                   Officer of AmSouth     Executive Officer,
                                   and of AmSouth Bank    January 1996 to date, of
                                   of Alabama; Director,  AmSouth and AmSouth Bank
                                   AmSouth Bank of        of Alabama; President and
                                   Alabama                Chief Operating Officer,
                                                          August 1994 to December
                                                          1995, of AmSouth and
                                                          AmSouth Bank of Alabama;
                                                          Vice Chairman of AmSouth
                                                          and AmSouth Bank of
                                                          Alabama, July 1993 to
                                                          August 1994; Senior
                                                          Executive Vice President
                                                          of AmSouth and Senior
                                                          Executive Vice President
                                                          and General Banking Group
                                                          Head of AmSouth Bank of
                                                          Alabama, May 1991 to July
                                                          1993

Herbert A. Sklenar     65   1984                          Chairman of the Board,    Protective Life
                                                          February 1997 to date,    Corporation
                                                          Chairman of the Board and Temple-Inland, Inc.
                                                          Chief Executive Officer,  Vulcan Materials
                                                          May 1992 to February      Company
                                                          1997, and President and
                                                          Chief Executive Officer,
                                                          May 1986 to May 1992, all
                                                          of Vulcan Materials
                                                          Company (construction
                                                          materials and chemicals)

    [Photo of Ronald L. Kuehn, Jr.]           [Photo of C. Dowd Ritter]

          Ronald L. Kuehn, Jr.                      C. Dowd Ritter


                         [Photo of Herbert A. Slkenar]

                              Herbert A. Sklenar

                 DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS I)

                                 OFFICES WITH
                        DIRECTOR AMSOUTH OR             PRINCIPAL OCCUPATION
NAME OF DIRECTOR    AGE SINCE    ITS SUBSIDIARIES       FOR PAST 5 YEARS          OTHER DIRECTORSHIPS(/1/)
----------------------------------------------------------------------------------------------------------
Donald E. Hess       48   1992                          President, 1976 to date,  Proffitt's, Inc.
                                                        and Chief Executive
                                                        Officer, 1986 to date,
                                                        Parisian, Inc. (retail
                                                        specialty stores)

Claude B. Nielsen    46   1993                          President and Chief       Cobb Theatres,
                                                        Executive Officer, May    L.L.C.
                                                        1991 to date, Coca-Cola   Colonial
                                                        Bottling Company United,  Properties Trust
                                                        Inc. (soft drink bottler)

Benjamin F. Payton   64   1983                          President, Tuskegee       Morrison Health
                                                        University, 1981 to date  Care, Inc.
                                                                                  Praxair, Inc.
                                                                                  The ITT
                                                                                  Corporation
                                                                                  The Liberty
                                                                                  Corporation
                                                                                  Ruby Tuesday, Inc.
                                                                                  Sonat Inc.

       [Photo of Donald E. Hess]            [Photo of Claude B. Nielsen]
             Donald E. Hess                       Claude B. Nielsen


                         [Photo of Benjamin F. Payton]
                              Benjamin F. Payton

                DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II)

                                 OFFICES WITH
                        DIRECTOR AMSOUTH OR        PRINCIPAL OCCUPATION
NAME OF DIRECTOR    AGE SINCE    ITS SUBSIDIARIES  FOR PAST 5 YEARS           OTHER DIRECTORSHIPS(/1/)
------------------------------------------------------------------------------------------------------
J. Harold Chandler  47  1995                       Chairman of the Board,     Provident Companies, Inc.
                                                   April 1996 to date, and    Herman Miller, Inc.
                                                   President and Chief        Healthsource, Inc.
                                                   Executive Officer,
                                                   November 1993 to date,
                                                   Provident Companies, Inc.
                                                   (insurance); President,
                                                   Mid-Atlantic Banking Group
                                                   (District of Columbia,
                                                   Maryland and Northern
                                                   Virginia) of NationsBank
                                                   Corporation (bank holding
                                                   company), January 1992 to
                                                   November 1993

Rodney C. Gilbert   57  1994                       President and Chief        Brand Scaffold Services, Inc.
                                                   Executive Officer, Rust
                                                   International Inc., 1993
                                                   to date (provider of
                                                   engineering and
                                                   environmental and
                                                   infrastructure consulting
                                                   services and other on-site
                                                   industrial and related
                                                   services); President and
                                                   Chief Operating Officer,
                                                   1990 to December 1992, of
                                                   Wheelabrator Technologies
                                                   Inc. (provider of
                                                   facilities, systems and
                                                   services for the trash-to-
                                                   energy, energy,
                                                   environmental and general
                                                   industrial markets)

Elmer B. Harris     57  1989*                      President and Chief        Alabama Power Company
                                                   Executive Officer, March   Southern Company
                                                   1989 to date, Alabama      Southern Company Services,
                                                   Power Company (public        Inc.
                                                   utility)                   Southern Electric Generating
                                                                                Company
                                                                              Southern Energy, Inc.
                                                                              Southern Nuclear Operating
                                                                                Company, Inc.

James R. Malone     54  1994                       Chairman of the Board,     Ametek, Inc.
                                                   December 1996 to date, HMI HMI Industries, Inc.
                                                   Industries, Inc. (producer
                                                   of cleaners for
                                                   residential and commercial
                                                   use and other industrial
                                                   manufactured products);
                                                   Chairman of the Board and
                                                   Chief Executive Officer,
                                                   June 1990 to date, Intek
                                                   Group (private investment
                                                   and business management);
                                                   Chairman of the Board,
                                                   January 1996 to February
                                                   1997, and President and
                                                   Chief Executive Officer,
                                                   1993 to December 1995 and
                                                   September 1996 to February
                                                   1997, of Anchor Glass
                                                   Container Corporation
                                                   (glass container
                                                   manufacturer); Chairman of
                                                   the Board, President and
                                                   Chief Executive Officer,
                                                   1990 to 1993, Grimes
                                                   Aerospace (manufacturer of
                                                   aviation interior and
                                                   exterior lighting)

-------
* Mr. Harris was not on the Board during the period May--November 1995

   [Photo of J. Harold Chandler]             [Photo of Rodney C. Gilbert]
         J. Harold Chandler                       Rodney C. Gilbert


     [Photo of Elmer B. Harris]               [Photo of James R. Malone]
           Elmer B. Harris                         James R. Malone

NOTES

 (1) These are directorships with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

 The full Board of Directors met seven times during 1996. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit and Community Responsibility; Executive Compensation; Director Affairs; Finance and Employee Benefits; Strategic Planning; and an Executive Committee.
 The membership of the Audit and Community Responsibility Committee currently consists of Directors Herbert A. Sklenar (Chairman), Donald E. Hess, Claude B. Nielsen and Benjamin F. Payton. This committee is charged by the Board of Directors with several major functions, including the following: to oversee the audit and examination of the financial condition of the Corporation; to consider and review the policies of the Corporation addressing various internal control matters; and to review all significant litigation involving the Corporation. In performing these functions, the committee met three times during 1996.
 The Executive Compensation Committee is currently composed of Directors Ronald L. Kuehn, Jr. (Chairman), J. Harold Chandler, Elmer B. Harris, James R. Malone and Herbert A. Sklenar and met three times during 1996. The committee makes recommendations to the Board regarding AmSouth's overall executive compensation structure, is charged with the administration of AmSouth's executive compensation plans, designates awards for the senior executives on AmSouth's Management Committee under AmSouth's benefit plans and makes recommendations concerning the creation of new executive compensation plans and amendments to existing plans. The committee has miscellaneous other responsibilities, including making recommendations to the Board regarding the selection of the executive management team and the compensation of those individuals.
 The current members of the Director Affairs Committee are Directors Rodney C. Gilbert (Chairman), Ronald L. Kuehn, Jr., James R. Malone, Claude B. Nielsen and Benjamin F. Payton. In addition to reviewing potential nominees and recommending new directors, the Director Affairs Committee is charged with reviewing the structure of the Board and its operation and recommending changes where appropriate. Further, the committee reviews and recommends appropriate changes in Board compensation and Board retirement policies. Procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth are described below in the "MISCELLANEOUS INFORMATION" section of this Proxy Statement. The committee met three times during 1996.
 The Finance and Employee Benefits Committee is currently composed of Directors J. Harold Chandler (Chairman), Rodney C. Gilbert, Elmer B. Harris and Donald E. Hess and met five times during 1996. The committee is charged with the responsibility of reviewing and making recommendations concerning AmSouth's dividend policy and the issuance of securities by AmSouth. The committee also approves financial and investment policies, reviews the insurance risk management policy of AmSouth and oversees various aspects of AmSouth's broad-based employee benefit plans.
 The Strategic Planning Committee addresses the mission and strategic plans of AmSouth and significant issues and opportunities that affect that strategy. The committee also reviews AmSouth's plans for succession and management development and the performance of the Chief Executive Officer. The current members of the committee are Directors Donald E. Hess (Chairman), J. Harold Chandler, Rodney C. Gilbert, Elmer B. Harris, Ronald L. Kuehn, Jr., James R. Malone, Claude B. Nielsen, Benjamin F. Payton and Herbert A. Sklenar. The committee met twice during 1996.
 The Executive Committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority, among other things, to declare dividends. The members of the Executive Committee are the Chairman of the Board and the Chairmen of the other standing committees. The current members of the committee are Directors
C. Dowd Ritter (Chairman), J. Harold Chandler, Rodney C. Gilbert, Donald E. Hess, Ronald L. Kuehn, Jr. and Herbert A. Sklenar. The committee did not meet during 1996.

DIRECTOR ATTENDANCE
 During 1996, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
 During 1996 Director Malone failed to report on a timely basis one transaction involving a family member sharing his household required by
Section 16(a) of the Securities Exchange Act of 1934. AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND LEGAL PROCEEDINGS
 Certain directors and executive officers of AmSouth and its subsidiaries, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth's subsidiaries in the ordinary course of business during 1996. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of such subsidiaries and which have had loan transactions with the subsidiaries in the ordinary course of business. In the opinion of the management of each of the respective subsidiaries, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.
 On September 13, 1996, Anchor Glass Container Corporation ("Anchor") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Chapter 11 Filing"). At the time of the Chapter 11 Filing, Director James R. Malone was Chairman, President and Chief Executive Officer of Anchor. Upon filing the petition, Anchor sought approval of the Bankruptcy Court for the sale of substantially all of its assets. This sale was approved by the Bankruptcy Court in December 1996 and was consummated on February 5, 1997. Mr. Malone ceased to be affiliated with Anchor in February 1997.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
 The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer, and each of the four other most highly compensated executive officers of AmSouth at December 31, 1996, (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                        ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                  ------------------------------- ------------------------------------
                                                                           AWARDS            PAYOUTS
                                                                  ------------------------- ----------
                                                        OTHER                    SECURITIES
                                                        ANNUAL      RESTRICTED   UNDERLYING             ALL OTHER
                                                     COMPENSATION     STOCK       OPTIONS/     LTIP    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS($)    ($)(1)    AWARD(S)($)(2)  SARS(#)   PAYOUTS($)     ($)
---------------------------  ---- --------- -------- ------------ -------------- ---------- ---------- ------------
C. Dowd Ritter               1996 $600,000  $720,000   $ 71,618     $2,428,458     31,750     None(3)    $ 43,670(4)
 Chairman, President &       1995 $460,000  $400,000   $ 58,574     $1,102,063     27,325                $ 18,128
 Chief
 Executive Officer of        1994 $360,000  $      0   $133,710     $  620,494     15,450                $ 11,420
 AmSouth & AmSouth Bank
 of Alabama
Kristen M. Hudak             1996 $325,000  $243,750   $114,427     $  655,919      9,950                $ 19,500(4)
 Senior Executive Vice       1995 $218,750  $200,000   $ 12,002     $  313,750     20,000                $125,876
 President
 & Chief Financial           1994 $      *  $      *   $      *     $        *          *                $      *
 Officer of AmSouth &
 AmSouth Bank of
 Alabama
E.W. Stephenson, Jr.         1996 $275,000  $208,450   $ 50,144     $  647,441      8,425                $ 44,474(4)
 Senior Executive Vice       1995 $250,000  $150,500   $ 60,696     $  109,883     10,600                $ 42,099
 President
 of AmSouth, Chairman &      1994 $225,000  $      0   $ 83,648     $   93,788      7,325                $ 55,744
 Chief Executive
 Officer, AmSouth Bank
 of Florida
Sloan D. Gibson, IV          1996 $245,000  $180,075   $ 35,229     $  647,441      8,425                $ 14,700(4)
 Senior Executive Vice       1995 $225,000  $124,650   $ 19,558     $   17,250     10,600                $  5,157
 President
 & Commercial Banking        1994 $180,000  $ 54,000   $  9,732     $   78,413      5,475                $  2,676
 Group Head of AmSouth
 & AmSouth Bank of
 Alabama
W. Charles Mayer, III        1996 $245,000  $177,625   $ 37,243     $  647,441      8,425                $ 19,900(4)
 Senior Executive Vice       1995 $216,667  $150,235   $ 32,982     $   13,656      8,425                $ 51,315
 President &
 Alabama Banking Group       1994 $186,000  $ 55,800   $ 19,747     $   35,363      4,125                $  9,337
 Head of AmSouth &
 AmSouth Bank of
 Alabama

-------
*Ms. Hudak was not with AmSouth during that year.
-------------------------------------------------------------------------------
(1) These amounts include tax gross-ups and perquisites such as club dues, auto allowances and financial planning assistance. In the case of Ms. Hudak, the amount for 1996 includes one-time club initiation fees and gross-up of $73,462.
(2) Amount is based on market value on date of grant. Dividends are paid on all restricted shares.
The following table provides information about restricted shares unreleased as of December 31, 1996.

                           AGGREGATE # OF                       VALUE BASED ON YEAR END
  NAME                 RESTRICTED SHARES HELD                   STOCK PRICE OF $48.375
  ----                 ----------------------                   -----------------------
  Ritter                      101,895                                 $4,929,171
  Hudak                        23,385                                 $1,131,249
  Stephenson                   21,097                                 $1,020,567
  Gibson                       17,825                                 $  862,284
  Mayer                        15,850                                 $  766,744

None of the restricted stock awards listed in the Summary Compensation Table or in the Footnote Table above have a vesting schedule of less than three years.
(3) No payouts have yet been made under AmSouth's long term cash plan (1997 Performance Incentive Plan) described elsewhere in this Proxy Statement and submitted for shareholder approval.
(4) These amounts reflect Company Matching contributions to the AmSouth Thrift Plan and Supplemental Thrift Plan and payouts related to the former Profit Sharing Plan as shown below:


                                   COMPANY                                          FORMER PROFIT
  NAME                           MATCH THRIFT                                       SHARING PLAN
  ----                           ------------                                       -------------
  Ritter                           $ 36,000                                            $ 7,670
  Hudak                            $ 19,500                                            $     0
  Stephenson                       $  5,500                                            $ 4,810
  Gibson                           $ 14,700                                            $     0
  Mayer                            $ 14,700                                            $ 5,200

In the case of Mr. Stephenson, the amount shown in the Summary Compensation Table includes relocation related payments in the amount of $34,164.

STOCK OPTIONS
 The following table contains information regarding the grant of stock options during 1996 to the named executive officers under AmSouth's 1996 Long Term Incentive Compensation Plan.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR*

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF STOCK
                                                                                                       PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                                              FOR OPTION TERM
----------------------------------------------------------------------------------------------------- ---------------------
                              NUMBER OF         PERCENT OF TOTAL
                        SECURITIES UNDERLYING     OPTIONS/SARS
                            OPTIONS/SARS      GRANTED TO EMPLOYEES    EXERCISE OR
         NAME                GRANTED (#)         IN FISCAL YEAR    BASE PRICE ($/SH) EXPIRATION DATE   5% ($)     10% ($)
----------------------- --------------------- -------------------- ----------------- ---------------- ---------------------
C. Dowd Ritter.........        31,750                 9.1%              $40.375      February 7, 2006 $ 805,974 $ 2,042,954
Kristen M. Hudak.......         9,950                 2.9%              $40.375      February 7, 2006 $ 252,581 $   640,233
E.W. Stephenson, Jr....         8,425                 2.4%              $40.375      February 7, 2006 $ 213,869 $   542,107
Sloan D. Gibson, IV....         8,425                 2.4%              $40.375      February 7, 2006 $ 213,869 $   542,107
W. Charles Mayer, III..         8,425                 2.4%              $40.375      February 7, 2006 $ 213,869 $   542,107

 * The stock options became exercisable on February 7, 1997 (one year after date of grant), although vesting is accelerated upon death, disability or a change in control of AmSouth. The exercise price is equal to the closing price of AmSouth common stock on the New York Stock Exchange on the date of grant.

OPTION EXERCISES AND HOLDINGS
 The following table provides information concerning the exercise of stock options during 1996 by the named executive officers and the unexercised stock options held by them at December 31, 1996.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                   FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                              OPTIONS/SARS AT                   OPTIONS/SARS AT
                                                                 FY-END(#)                         FY-END($)
                   SHARES ACQUIRED ON VALUE REALIZED(1) ---------------------------- --------------------------------------
       NAME           EXERCISE (#)           ($)        EXERCISABLE / UNEXERCISABLE     EXERCISABLE / UNEXERCISABLE (1)
------------------ ------------------ ----------------- ---------------------------     -------------------------------
C. Dowd Ritter....       12,006           $380,835            63,772 /       31,750  $       1,327,658 / $       254,000
Kristen M. Hudak..            0           $      0            20,000 /        9,950  $         340,000 / $        79,600
E.W. Stephenson,
 Jr...............        4,500           $140,828            25,225 /        8,425  $         493,138 / $        67,400
Sloan D. Gibson,
 IV...............            0           $      0            19,075 /        8,425  $         360,397 / $        67,400
W. Charles Mayer,
 III..............            0           $      0            17,987 /        8,425  $         353,301 / $        67,400

(1) Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

RETIREMENT PLAN
 The following table shows the estimated annual benefits payable at normal retirement age (age 65) under AmSouth's qualified defined benefit Retirement Plan, as well as under a nonqualified Supplemental Retirement Plan. This supplemental plan provides benefits that would otherwise be denied participants because of Internal Revenue Code limitations on qualified plan benefits, as well as benefits that strengthen the competitiveness of AmSouth's overall executive compensation program.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
AVERAGE ANNUAL
COVERED COMPENSATION                       10      15      20      25      30
--------------------                     ------- ------- ------- ------- -------
$  200,000..............................  34,275  51,660  69,210  86,760 104,310
   300,000..............................  52,275  78,660 105,210 131,760 158,310
   400,000..............................  70,275 105,660 141,210 176,760 212,310
   500,000..............................  88,275 132,660 177,210 221,760 266,310
   600,000.............................. 106,275 159,660 213,210 266,760 320,310
   700,000.............................. 124,275 186,660 249,210 311,760 374,310
   800,000.............................. 142,275 213,660 285,210 356,760 428,310
   900,000.............................. 160,275 240,660 321,210 401,760 482,310
 1,000,000.............................. 178,275 267,660 357,210 446,760 536,310

 The benefits shown are not subject to any deduction for Social Security benefits or other offset amounts.

 The compensation covered by the combination of plans covering the named executive officers is the base salary plus bonus earned for the year by the executive. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plans and the annual average covered compensation, which is the base salary plus bonus for the retiree for the 60 consecutive highest compensated months out of the 120 months preceding retirement. The full years of credited service under the plans for the named executive officers are as follows: Mr. Ritter: 24 years; Ms. Hudak: two years; Mr. Stephenson: 21 years; Mr. Gibson: four years; and Mr. Mayer: 18 years. For purposes of calculating the benefit provided under the plans, credited service in excess of 30 years is disregarded. Benefits shown are computed as a straight life annuity beginning at age 65.

STOCK OWNERSHIP GUIDELINES FOR OFFICERS
 AmSouth has adopted common stock ownership guidelines for the officers who are members of the corporate Management Committee of AmSouth. Ownership targets are expressed as a multiple of salary and are as follows: (i) executive vice presidents: one times salary; (ii) senior executive vice presidents and above who are not directors: three times salary; and (iii) officers who are directors: five times salary. Shares considered owned include individually owned shares, restricted shares of AmSouth stock and benefit plan investments in AmSouth stock. All of the members of the Management Committee have met their ownership target.

COMPENSATION OF DIRECTORS
 FEES
 Non-employee directors of AmSouth are paid a fee of $4,000 per calendar quarter ($4,750 for Committee Chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $800 for each committee meeting which the director attends. Individual directors may, at their option, elect to defer the receipt of directors' fees, and the deferred amounts are invested in units of AmSouth "phantom stock." All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in units of "phantom stock" of AmSouth.
 John W. Woods ceased to be Chief Executive Officer of AmSouth at the end of 1995, but continued to serve as Chairman of the Board until his retirement on August 31, 1996. For his service prior to retirement in 1996, Mr. Woods was paid a salary and bonus of $1,100,000. In addition, miscellaneous compensation was paid in the amount of $128,445 as a result of tax gross-ups and various perquisites and benefit plans. At retirement, vesting was accelerated with regard to 21,035 restricted shares of AmSouth common stock.

 DIRECTOR STOCK PURCHASE PROGRAM
 Under AmSouth's Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock. This requirement may also be fulfilled by the deferral of fees that are invested in units of AmSouth "phantom stock" as described in "Fees" above.

 DIRECTOR RESTRICTED STOCK PLAN
 Each non-employee director of AmSouth is a participant in the Director Restricted Stock Plan. Each such director who was a member of the Board of Directors on April 20, 1995 (the effective date of the Plan) was granted 1,000 shares of restricted stock on such date, except that each director who was scheduled to retire from the Board under the Board's retirement policy prior to April 1, 2000 (the Plan's termination date) was granted 200 shares of restricted stock for each remaining year of service as a director. The Plan provides that 200 shares granted to each director will vest on April 1 of each of the years 1996 through 2000.
 Each person who first becomes a non-employee director after April 20, 1995 will be granted 16.67 shares of restricted stock for each calendar month or fraction thereof from the director's election to the following March 31 (rounded to the nearest whole share), plus 200 shares for each subsequent Plan Year (April 1--March 31) until the earlier of April 1, 2000 or the director's scheduled retirement date. The product of 16.67 shares times the number of full and partial calendar months from the director's election to the following March 31 (rounded to the nearest whole share) will vest on the April 1 following such election, and 200 shares will vest on each April 1 thereafter through the earlier of April 1, 2000 or the date on which all shares have vested.
 All shares of restricted stock will vest immediately upon the director's death or disability. At the time the restricted stock vests, the director is entitled to receive a cash tax-offset "supplemental payment" in an amount equal to the amount necessary to pay the federal, state and local income tax payable with respect to both the vesting of the restricted stock and receipt of the supplemental payment, assuming the director is taxed at the maximum effective tax rate. If a director leaves the Board of Directors before all of the director's shares of restricted stock have vested, the unvested shares will be forfeited, except for those shares that were scheduled to vest on the next April 1, which will vest upon the director leaving the Board.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS
 EMPLOYMENT AGREEMENT
 AmSouth has entered into an Employment Agreement (the "Agreement") with Mr. Ritter. The Agreement has an initial term of three years, but contains automatic renewal provisions, such that the remaining term of the Agreement at any given time will be three years. The Agreement provides that Mr. Ritter will be paid the following compensation: a base salary not less than his base salary on the effective date of the Agreement, and as it may be increased from time to time; the opportunity to earn a bonus under AmSouth's Executive Incentive Plan and to participate in AmSouth's long term incentive compensation programs at a level commensurate with his position; retirement benefits not less than those provided under AmSouth's Supplemental Retirement and Supplemental Thrift Plans; AmSouth's normal employee benefits, commensurate with his position; perquisites suitable to his position with AmSouth; and reimbursement of certain expenses incurred in performing his duties.
 If Mr. Ritter's employment is terminated by AmSouth for reasons other than death, disability, retirement or "Cause" (as defined) or if he terminates his employment for "Good Reason" (as defined), he is entitled to be paid a lump sum cash payment equal to the present value of the sum of the following: (i) base salary for the remaining term of the Agreement; and (ii) annual bonus amount, annualized long term incentive award and annual club dues bonus for the year of termination, each multiplied by the number of years remaining in the Agreement. In addition, AmSouth will make a prorated payment of the base bonus amount under the Executive Incentive Plan for the termination year, and all unvested stock awards will vest on the termination date. AmSouth will also continue health and welfare benefit coverage for three years after termination at the same cost and terms as prior to termination. As a condition to receiving these benefits, Mr. Ritter must actively seek employment, and if he finds "Comparable Employment" (as defined) prior to the end of the third year following termination, he must return a pro rata portion of the severance benefits paid to him. AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

 EXECUTIVE SEVERANCE AGREEMENTS
 AmSouth has also entered into an Executive Severance Agreement (the "ESAs") with each of the named executive officers, other than Mr. Ritter, whose employment agreement is described above. The ESAs have terms of three years, but are automatically extended for one additional year at the end of the initial term and each subsequent year unless, within 12 months prior to the end of the term, AmSouth gives notice to the executive that the term of the ESA will not be extended. However, if a "Change in Control" (as defined) occurs while the ESA is in effect, the ESA will remain in effect for the longer of (i) 24 months beyond the month in which the Change in Control occurred or (ii) until all obligations of AmSouth are fulfilled and all benefits paid to the executive. The ESAs provide that the executive will be paid certain severance benefits if a Change in Control occurs and within 24 months thereafter the executive's employment is terminated under circumstances described in the ESAs. The ESAs also provide that if an employment termination arises in connection with or in anticipation of a Change in Control, the executive's rights will be the same as if the termination had occurred within two years following a Change in Control.

 The severance benefits payable under the ESAs are as follows: (i) an amount equal to the "Severance Multiplier", multiplied by base salary, bonus and certain other compensation, all based on compensation amounts paid in prior periods; (ii) certain compensation otherwise payable for the year in which the termination occurs; (iii) continuation of benefits pursuant to welfare benefit plans under certain conditions; and (iv) lump sum cash payments of certain other benefits accrued by the executive under AmSouth's Supplemental Retirement Plan, Supplemental Thrift Plan and relocation policy. The "Severance Multipliers" are 2.5 for all named executive officers. In certain circumstances, the executive may be compensated for excise taxes that will be due as a result of the payment of benefits.

 ADDITIONAL COMPENSATION AGREEMENT
 Ms. Hudak also has an agreement with AmSouth that provides if she is terminated without "Cause" (as defined) within two years of her beginning employment with AmSouth, she will be paid a lump sum payment equal to two times her base salary and base bonus opportunity under the Executive Incentive Plan.

INFORMATION WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
 The following directors currently serve as members of the Executive Compensation Committee of AmSouth's Board of Directors and also served on the Committee during 1996:

  Ronald L. Kuehn, Jr. (Chairman)
  J. Harold Chandler
  Elmer B. Harris
  James R. Malone
  Herbert A. Sklenar

 Former director Joseph M. Farley, who has retired from the Board, also served on the Committee during a portion of 1996.
 There are no relationships required to be disclosed in this section.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
 INTRODUCTION AND OVERALL PHILOSOPHY
 The Executive Compensation Committee (the "Committee") of AmSouth's Board of Directors is composed of five non-officer directors. The Committee oversees AmSouth's executive compensation program and is specifically responsible for evaluating and approving compensation plans, payments and awards for AmSouth's most senior executives under this program. During 1996, the Committee held three meetings.
 In discharging this responsibility, the Committee has, for a number of years, used the services of compensation consultants as a resource. Compensation consultants have also been utilized in the process of developing the current AmSouth executive compensation plans.
 The following comments are applicable to executive officers of AmSouth (the eleven members of the corporate Management Committee), including the Chief Executive Officer and the named executive officers.

 EXECUTIVE COMPENSATION POLICIES
 AmSouth's executive compensation program has as its stated purpose to attract, reward, retain and motivate the strong leadership necessary to achieve, over time, a superior financial performance.
 There are three components to the program: base salary, short term incentives and long term incentives.
 Base salary provides the foundation for executive pay; its purpose is to compensate the executive for performing his or her basic duties. The short term incentive plan is intended to provide rewards for favorable short term performance. The purpose of the long term incentive program is to provide incentives and rewards for longer term performance and to motivate long term thinking.
 AmSouth provides total compensation opportunities for executives generally based on a comparison with the practices of a group of Peer Banks. Within this framework, the opportunities are designed with both an external and internal focus. Externally the intent is to correlate the opportunities with AmSouth's performance ranking among the Peer Banks. Internally, the intent is to correlate the opportunities with AmSouth's performance results achieved as compared to the short and long term goals set. In using this blended approach, AmSouth considers the entire pay package when setting each portion of pay.
 The Peer Bank group utilized by AmSouth includes U.S. commercial banks with total assets ranging from one-half to twice AmSouth's asset size for which data is available. The Committee believes this is the best comparison group for AmSouth, both for purposes of establishing competitive levels of compensation and to compare relative performance. It reflects the banking industry at an appropriate size relative to AmSouth, including companies within the parameters stated, and is large enough to provide a valid comparison both for compensation and performance. For purposes of the stock performance graph comparison contained in this Proxy Statement, AmSouth has compared itself to the performance of the S&P Regional Bank Index because it is a conveniently referenced, published index. However, AmSouth believes that a more select peer group is appropriate for purposes of establishing executive compensation.

 BASE SALARY
 AmSouth's salary ranges are set so that their midpoints are at the average of the Peer Banks, as those banks are represented in various salary surveys to which AmSouth has access. The Committee believes this strikes an appropriate balance between managing AmSouth's fixed costs and retaining a competent, cohesive and effective management team.
 Progress within a particular executive's salary range, and thus annual base salary increases, are determined based on:

   Projected base salary increases in the banking industry in general; and The individual's experience, tenure and individual performance each year.

 This determination has both objective and subjective elements, but does not lend itself to formulas or weightings. Individual executive base salaries within salary ranges may be above or below the average of the Peer Banks based on these factors.
 Base salary adjustments for all executive officers are approved by the Committee and, with respect to the named executive officers, the base salaries earned are reflected in the Summary Compensation Table for 1996. In general, base salaries for executive officers are essentially at the average of the Peer Banks.

 SHORT TERM INCENTIVE PLAN
 AmSouth's short term incentive plan, the Executive Incentive Plan, calls for the establishment of annual goals for the overall Corporation and each business unit. Corporate performance is determined by the Committee's evaluation of the year's results against the annual goals approved by the Committee. Goals for objective performance measurement purposes under the Plan may include one or more of the following:

  Earnings per Share
  Return on Average Assets
  Return on Average Equity
  Credit Quality Measures
  Efficiency Ratio
  Loan Growth
  Deposit Growth
  Noninterest Revenue Growth

 The organizational focus and weighting for the purpose of goal setting and evaluation varies depending on the Executive Incentive Plan participant category. Participants include the eleven members of the corporate Management Committee. Payments for Officers/Directors (currently only Mr. Ritter) are based solely on the Corporation's performance against goals. Other Senior Executives' payments are based primarily on the Corporation's performance and, secondarily, on their unit's performance against goals.
 Each participant has a "base bonus opportunity," expressed as a percentage of base pay and associated with the achievement of goals. The base bonus opportunities are established by analyzing the average practices of the previously referenced Peer Banks as represented in available surveys. Under the Executive Incentive Plan, these targeted payment percentages differ depending on various participant levels and positions held, and for the 1996 performance year ranged from 35 percent up to 60 percent.
 The possible payout percentage can range from zero percent to 200 percent of the base bonus opportunity based on a rating from 0.0 to 2.0 as determined by an evaluation of performance results against goals, as previously described. Payouts under the Executive Incentive Plan will be made in cash, and a participant can defer his or her payout by making a written election to do so prior to the Plan Year.
 Shareholder approval of the Executive Incentive Plan is being requested as part of this Proxy Statement. With this approval, all amounts paid under this Plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") and will be tax deductible.
 The Committee believes that the Executive Incentive Plan focuses AmSouth executives on their assigned responsibilities while still promoting teamwork among the Corporation's management team. Therefore, the Plan motivates executives to perform in a superior manner and rewards them appropriately for the level of success achieved by both them and the Corporation.

 (NEW) 1997 PERFORMANCE INCENTIVE PLAN
 The 1997 Performance Incentive Plan ("PI Plan") was adopted by the Board of Directors in 1996 and is also being presented for shareholder approval. The PI Plan permits the grant of cash-based, long term incentive opportunities. The objectives of the PI Plan are to optimize AmSouth's profitability and growth through incentives which are consistent with the Corporation's objectives and which link the interests of participants to those of the Corporation's shareholders, to provide participants with an incentive for excellence in individual performance and to promote teamwork among participants. The PI Plan is intended to further reinforce certain strategic business needs and financial performance goals also underlying the Corporation's 1996 Long Term Incentive Compensation Plan.
 The PI Plan has been initially utilized to focus AmSouth's most senior officers (the eleven members of the corporate Management Committee) on AmSouth's new three-year strategic plan. This strategic plan has, as its foundation, aggressive earnings per share (EPS) and return on equity (ROE) goals. The PI Plan grants establish cash payouts which may be earned at varying levels of EPS and ROE achieved over the three years from 1997 through 1999. Cash award opportunities were granted effective January 1, 1997, contingent on shareholder approval of the PI Plan.
 The senior executives receiving these grants under the PI Plan will forego annual stock options and restricted stock grants through 1999. As part of their grants under the PI Plan, these officers were invited to (and did) make open-market share purchases of AmSouth stock (up to individually set limits). Their open-market purchases are required to be held for six years and are matched share-for-share with restricted stock which vests at retirement. The PI Plan cash award opportunities described above have been set such that cash payments received under the PI Plan at the end of the performance period might be less than, equal to, or more than the cost of the executives' stock purchases depending upon the level of performance achieved by AmSouth.
 The objective of the PI Plan grants is not only to reinforce aggressive strategic goals, but to build stock ownership among AmSouth's senior officers and to establish an appropriate balance of risk and reward for these executives. The result of this initial grant under the PI Plan will be greatly increased stock ownership (much of which is through use of the executives' own funds), enormous focus on shareholder value and alignment of executives' interests more directly with AmSouth's three-year EPS and ROE financial goals. With shareholder approval, amounts which may be earned under the PI Plan will qualify as performance-based compensation under Section 162(m) of the Code.

 1996 LONG TERM INCENTIVE COMPENSATION PLAN
 AmSouth's 1996 Long Term Incentive Compensation Plan (the "1996 LTIP") was approved by shareholders in 1996 and is qualified under Section 162(m) of the Code. Its primary purpose is to promote the long term success of AmSouth and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success.
 The 1996 LTIP is a key component of executive compensation, and two types of long term incentives were utilized under it in 1996: stock options and restricted stock grants. The Plan is designed to attract individuals of outstanding ability and encourage key employees to acquire a proprietary interest in AmSouth, to continue employment with AmSouth and to render superior performance during such employment. The Committee believes the program meets those objectives. As noted below, the 1996 LTIP links executives' interests directly to the interests of shareholders in two ways:

   The greater the increase in stock value, the greater the reward to the executive under both types of incentives; and
   The number of shares of restricted stock granted increases as AmSouth's long term performance against the Peer Banks improves.

 AmSouth develops its grant sizes for stock options and restricted stock first by determining the average of the long term incentive opportunities provided to executives in similar positions at the Peer Banks. This calculation is made with the help of an outside consultant. Market data on the Peer Banks is limited to that available in surveys to which AmSouth has access.
 Then, the Committee delivers one-half of that value in the form of stock options and one-half in the form of a target restricted stock opportunity that is based on AmSouth's performance against the Peer Banks. (The actual restricted stock award may differ from the target opportunity depending on performance, as discussed below.) The Committee believes this strikes an appropriate balance between incentives for future performance and rewards for past performance.
 The Committee does not consider prior option or restricted stock grants in making new grants.

 STOCK OPTIONS
 Stock options are granted for two primary reasons. First, the Committee believes that they align executive pay with shareholders' interests, since no rewards are realized unless the stock value increases. Second, they are the most prevalent type of long term incentive at the Peer Banks, and the issuance of options enables AmSouth to be competitive in that respect.
 The options to purchase AmSouth stock that were granted in 1996 were issued at 100 percent of the fair market value of AmSouth common stock on the date of the grant, became exercisable one year after date of grant and expire ten years after the date of grant. To the extent possible under the Code, such options qualify as "incentive stock options" under Section 422(a) thereof.

 RESTRICTED STOCK
 The majority of restricted stock grants made in 1996 were dependent on the percentile ranking of AmSouth's prior three-year total shareholder return
(TSR) against the Peer Banks. A formula was developed that provides a particular grant based on the percentile level of performance. The better the performance, the larger the grant size. Grant sizes can range from zero percent to 200 percent of an average market grant. One hundred percent of an average market grant would result if AmSouth's performance is at the 50th percentile thereof.
 For the three years ending with 1995, AmSouth's TSR performance was at the 40th percentile of the Peer Banks. This resulted in a restricted stock grant at 67 percent of the targeted Peer Bank average. In addition, a limited number of special restricted stock grants were made in 1996 primarily to attract new executives to AmSouth.

 For the large majority of the restricted stock grants made in 1996, the stock will be held by the Corporation for three years before it is released to the executive. Executives receive dividends on their shares and experience the impact of stock price decreases and the rewards of stock price increases throughout the restriction period. Thus, executives are encouraged to think in ways that promote corporate performance and benefit shareholders. These shares also serve as a positive incentive to encourage key officers to remain with the Corporation, since the stock is forfeited if the executive leaves prior to the end of the restriction period.
 The restricted shares granted to senior officers in connection with their open-market purchases under the new PI Plan were made under the 1996 LTIP. These shares will vest upon the participant's retirement.

 CHIEF EXECUTIVE OFFICER COMPENSATION
 Mr. Ritter became Chief Executive Officer on January 1, 1996, and Chairman on September 1, 1996. Mr. Ritter's salary was increased from $460,000 to $600,000 effective January 1, 1996 in acknowledgment of his new position within AmSouth. Based on market studies available to the Committee, we believe Mr. Ritter's current salary is slightly below the median salary paid by comparable companies.
 Mr. Ritter was paid an incentive of $720,000 under the Executive Incentive Plan for 1996 (paid in 1997), compared to $400,000 for 1995 (paid in 1996). This amount was earned given AmSouth's performance in excess of the pre-established goals for 1996. Mr. Ritter received a grant of 45,000 shares of restricted stock during 1996. This grant is a share-for-share match of Mr. Ritter's 1996 open-market purchase of 45,000 AmSouth shares. On an annualized basis, the value of Mr. Ritter's long term incentive grants was comparable to the median long term compensation in comparable banks. Mr. Ritter also received a normal annual grant under the 1996 LTIP in February 1996 of 31,750 options and 4,420 shares of restricted stock under the procedures previously described.

 CONCLUSION
 The Committee believes that under the AmSouth Executive Compensation Program, executive officers' compensation generally has been commensurate with AmSouth's financial performance and total value received by its shareholders. The Committee reviews the program on an ongoing basis and will make modifications as needed to continue to meet AmSouth's business and compensation objectives with the ultimate goal of maximizing long term shareholder value.
 Submitted by the Executive Compensation Committee of the AmSouth
Bancorporation Board of Directors:

  Ronald L. Kuehn, Jr. (Chairman)
  J. Harold Chandler
  Elmer B. Harris
  James R. Malone
  Herbert A. Sklenar

PERFORMANCE GRAPH
 Set forth below is a graph comparing the yearly percentage change in the cumulative total return of AmSouth's common stock against the cumulative total return of the S&P 500 Index and the S&P Regional Bank Index for the last five years. It assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.


                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
            AMONG AMSOUTH, S&P 500 INDEX AND S&P REGION BANK INDEX

                                                        S&P REGIONAL
Measurement period              AMSOUTH      S&P 500       BANK
(Fiscal Year Covered)                        Index         Index
---------------------           --------     --------    --------
Measurement PT -
12/31/91                        $ 100        $ 100       $ 100

FYE 13/31/92                    $ 157        $ 108       $ 127
FYE 12/31/93                    $ 157        $ 118       $ 135
FYE 12/31/94                    $ 135        $ 120       $ 128
FYE 12/31/95                    $ 222        $ 165       $ 201
FYE 12/31/96                    $ 276        $ 203       $ 274


 The information provided under the headings "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

1997 PERFORMANCE INCENTIVE PLAN

APPROVAL OF 1997 PERFORMANCE INCENTIVE PLAN
 The Board of Directors has adopted, subject to approval by the shareholders, the 1997 Performance Incentive Plan (the "PI Plan"). The objectives of the PI Plan are to optimize the profitability and growth of AmSouth through long term incentives that are consistent with AmSouth's objectives and that link the interests of participants to those of AmSouth's shareholders, to provide participants with an incentive for excellence in individual performance and to promote teamwork among participants.

SUMMARY DESCRIPTION OF THE PI PLAN
 The following summary of the terms of the PI Plan is qualified in its entirety by reference to the text of the Plan, which is attached as Appendix A to this Proxy Statement. If adopted by the shareholders, the PI Plan will be effective as of January 1, 1997. If shareholders do not approve the PI Plan, grants that have been made under the PI Plan will be canceled and no further grants will be made.

 ADMINISTRATION
 The PI Plan will be administered by the Executive Compensation Committee of the Board of Directors (the "Committee").

 ELIGIBILITY
 Key employees of AmSouth and its subsidiaries are eligible to participate in the PI Plan. Non-employee directors of AmSouth are not eligible.

 No more than five percent of the employees of AmSouth and its subsidiaries are expected to participate; however, because the PI Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time. There are currently eleven participants in the PI Plan.

 DESCRIPTION OF AWARDS UNDER THE PI PLAN
 The Committee will determine the terms of each award (hereinafter referred to as an "Opportunity") made to participants under the PI Plan. The Committee will set a range of performance goals ("Goals") prior to the beginning of each performance period, which will be based on financial measures determined by the Committee. The payment, if any, due to a participant pursuant to an Opportunity will depend on the extent to which the Goals have been achieved. The Committee will determine the duration of a performance period, which must be a period of more than one consecutive fiscal year. No payment under the PI Plan to any one participant with respect to any one Opportunity shall exceed $10,000,000.
 The PI Plan also provides that, subject to certain limitations, the Chief Executive Officer of AmSouth (the "CEO") may also make awards to eligible employees. The CEO may only make awards to non-insiders (employees who are neither officers (as defined under Section 16(a) of the Securities Exchange Act of 1934), directors nor ten percent beneficial owners of any class of AmSouth's equity securities), and the total number of awards granted by the CEO each year will be subject to approval by the Committee. The CEO will have substantially the same authority to grant awards as the Committee, subject to the limitations described above.

 PERFORMANCE MEASURES
 The performance measures that may be used to set Goals may include one or more of the following and may include combinations thereof (for example:
Return on Assets, expressed as a combination of Net Income and Assets).

   Net Income        Total Shareholder Return
   Shareholders'
    Equity           Capital
   Return on Equity  Return on Investment
   Earnings Per
    Share            Return on Capital
   Assets            Cash Flow
   Return on Assets  Value Added
   Stock Price

 ADJUSTMENTS AND AMENDMENTS
 The Board of Directors has the right, which may be delegated to a committee of the Board, to alter, amend, suspend or terminate the PI Plan in whole or in part, provided, that after a Change in Control (as defined in the PI Plan) no such changes may be made that adversely affect an Opportunity that had previously been granted. The Committee may make adjustments in the terms of Opportunities in recognition of unusual or nonrecurring events affecting AmSouth or the financial statements of AmSouth or of changes in applicable laws, regulations or accounting principles, or the interpretation thereof by a relevant regulatory body, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the PI Plan. However, Opportunities which are designed to qualify for the performance-based exception from the tax deductibility limitations of Internal Revenue Code
Section 162(m) and which are held by Covered Employees (as defined in the regulations issued under Section 162(m)) may only be adjusted to the extent permissible under Section 162(m). No termination, amendment or modification of the PI Plan may adversely affect in any material way any Opportunity previously granted under the PI Plan, without the written consent of the participant holding such Opportunity.
 The Committee also will have the discretion to adjust determinations of the degree of attainment of performance objectives, except that Opportunities designed to qualify for the performance-based exception and held by Covered Employees may be adjusted downward, but not upward. If applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines that it is advisable to grant Opportunities that do not qualify for the performance-based exception, the Committee may make such grants without satisfying the requirements of
Section 162(m).

 DURATION OF THE PLAN
 The PI Plan will remain in effect until all performance periods for Opportunities granted thereunder have been completed. However, in no event will an Opportunity be granted under the PI Plan on or after January 1, 2007.

 NEW PLAN BENEFITS
 The Goals contained in the initial grants under the PI Plan relate to performance over a three-year period ending in 1999 and, therefore, if the Goals contained in those Opportunities had been in place in 1996, they would not have been achieved and no payments would have been made under the PI Plan. However, a general description of the terms of these Opportunities is included in the 1997 Performance Incentive Plan section of the Executive Compensation Committee Report on Executive Compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 1997 PERFORMANCE INCENTIVE PLAN.

EXECUTIVE INCENTIVE PLAN

APPROVAL OF THE EXECUTIVE INCENTIVE PLAN
 AmSouth has utilized the Executive Incentive Plan ("EIP") for a number of years to provide short term cash incentive awards to certain key officers, based on their performance. The Board of Directors is recommending that the shareholders approve the current version of the EIP in order for the EIP to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code. Under Section 162(m), compensation paid by AmSouth in excess of $1,000,000 for any taxable year to "Covered Employees" generally is deductible by AmSouth or its affiliates for federal income tax purposes if it is based on the performance of AmSouth, is paid pursuant to a plan approved by AmSouth's shareholders and meets certain other requirements. If shareholders do not approve the EIP, no further awards under the EIP will be made to the named executive officers listed in the Summary Compensation Table.

SUMMARY DESCRIPTION OF THE EIP
 The following summary of the terms of the EIP is qualified in its entirety by reference to the text of the Plan, which is attached as Appendix B to this Proxy Statement.

 ADMINISTRATION
 The EIP will be administered by the Executive Compensation Committee of the Board of Directors (the "Committee").

 ELIGIBILITY
 Officer/Directors and Senior Executives of AmSouth are eligible to participate in the EIP. A Senior Executive is defined as an officer who manages a major group, division or area and is a member of the corporate Management Committee. An Officer/Director must be a member of the corporate Management Committee and of the AmSouth Board of Directors. There are currently eleven participants in the EIP.
 Current directors who are not also executive officers are not eligible for participation in the EIP. Pursuant to recent amendments to the EIP, employees who are not executive officers are not eligible to participate in the EIP.

 DESCRIPTION OF AWARDS UNDER THE EIP; PERFORMANCE MEASURES
 The EIP provides for the establishment of annual goals for the overall Corporation and for each business unit managed by a participant. The major portion of the incentives paid (100 percent in the case of Officer/Directors) is based on the performance results of AmSouth as a whole. For Senior Executives, a portion of the incentives is based on the performance results of the organizational unit managed by that participant. The performance measures used to establish goals may include one or more of the following: Earnings per Share; Return on Average Assets; Return on Average Equity; Credit Quality Measures; Efficiency Ratio; Loan Growth; Deposit Growth; and Noninterest Revenue Growth.
 Each participant has a base bonus opportunity, expressed as a percentage of base pay, associated with the achievement of goals, which are determined by reference to available peer bank market data. Possible payout percentages can range from zero percent to 200 percent of the base bonus opportunity as determined by an evaluation of performance results against goals. The maximum amount that may be paid to a participant for any given year is $2,000,000. However, the Committee may exercise downward discretion with respect to payouts under the EIP.

 ADJUSTMENTS AND AMENDMENTS
 The Committee may terminate or amend the EIP at any time without shareholder approval, but may not take away any award that has been paid (or deferred) or any award due for the year in which the Committee acts.

 DURATION
 The Plan is of indefinite duration.

 NEW PLAN BENEFITS
 The amounts paid under the EIP to the five most highly compensated executive officers of AmSouth for service during 1996 are shown under the "Bonus" column of the Summary Compensation Table included in this Proxy Statement. Amounts paid under the EIP for service in 1996 to all current executive officers who are participants in the EIP as a group totaled $2,325,619. No directors or employees who are not executive officers are eligible to participate in the EIP. If the goals for 1997 under the EIP had been in effect in 1996, they would not have been achieved and no payments would have been made. This reflects the fact that the goals for 1997 are intended to reward improvement in performance for 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE EXECUTIVE INCENTIVE PLAN.

SHAREHOLDER PROPOSAL
 Lynn W. Sickler, 13819-G Walsingham Road, #159, Largo, Florida 33774, who as of February 18, 1997 was the record holder of 18,243 shares of AmSouth common stock, has informed AmSouth that he plans to propose adoption of the following resolution at the 1997 Annual Meeting:
  "RESOLVED: That the shareholders recommend that in order to enhance share value, the Board of Directors explore the possible sale of the company for cash and/or securities valued at no less than 2.5 times current book value or no less than sixty (60) dollars per share."
 Mr. Sickler did not provide a statement in support of the resolution.

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS
 Nine of the ten AmSouth Board members are outside directors who are not employees of the Corporation. This overwhelmingly independent governing body reviews on a regular basis strategic alternatives and opportunities available to AmSouth and maintains a close relationship with nationally known investment banking firms that advise it on such matters. The Board is committed to maximizing value for shareholders and will pursue whatever course of action that will, in the Board's judgment, best achieve that objective. The Board therefore believes that adoption of this resolution is unnecessary.
 AmSouth has and is continuing to undertake initiatives to enhance shareholder value, many of which are described in the Annual Report that accompanies this Proxy Statement. For example, the Board has recently approved a new three-year strategic plan that sets very aggressive goals for the Corporation, designed to rank it among the best of its peer group. As evidence of the Board's commitment to enhancing shareholder value, the Board in 1996 approved an increase in the dividend to shareholders for the 23rd consecutive year. In addition, if a shareholder reinvested his or her AmSouth dividends during 1996 into additional AmSouth shares, the shareholder's total return for the year would have been 24.6 percent, compared to the total return of the S&P 500 of
23.0 percent. In fact, total returns of AmSouth stock have been in excess of 20 percent per annum for each of the last one-year, two-year, three-year, five-year and 15-year periods and in each of the periods have been above the per annum returns for the S&P 500.
 The Board also believes that adoption of the proposal is not in the best interests of AmSouth's shareholders, and instead of increasing shareholder value could actually reduce shareholder value. For example, the Board believes that adoption of the proposal would create uncertainty about the Corporation's future that could adversely affect relationships with existing and future customers and also result in the loss of vendors and key employees.
 The Board is keenly aware of its fiduciary obligations and intends to continue to act in what it considers to be the best interest of all the shareholders. While the Board will evaluate all business opportunities in a manner consistent with its fiduciary duties, the Board believes that implementation of the Corporation's current business plan offers a comprehensive strategy to enhance long term shareholder value and is the best course for AmSouth to follow at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE FOREGOING PROPOSAL.

VOTING PROCEDURES
 Under the Delaware General Corporation Law (the "DGCL") and AmSouth's Bylaws, the presence in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the DGCL (i) the directors standing for election must be elected by a plurality of the shares of common stock present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken, including approval of the 1997 Performance Incentive Plan, the Executive Incentive Plan and the Shareholder Proposal, must be approved by the vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting. Abstentions will in effect count as votes against approval of the 1997 Performance Incentive Plan, the Executive Incentive Plan and the Shareholder Proposal. Broker non-votes will not have an effect on the outcome of the election of directors or approval of the 1997 Performance Incentive Plan, the Executive Incentive Plan and the Shareholder Proposal.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
 The independent public accounting firm selected by the Board of Directors for the calendar year 1997 is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

MISCELLANEOUS INFORMATION

SHAREHOLDER PROPOSALS
 In order to be included in the proxy materials for AmSouth's 1998 Annual Meeting, any proposals of shareholders intended to be presented at that meeting must be received in written form at AmSouth's executive offices on or before November 9, 1997.

NOMINATIONS FOR DIRECTORS
 AmSouth's Bylaws require shareholders who wish to submit to the Annual Meeting of Shareholders nominations of persons for election to the Board of Directors to follow certain procedures. The shareholder must give notice in writing of the nomination to the Secretary of AmSouth at its office at 1400 AmSouth/Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AmSouth. The shareholder must be a shareholder of record at the time the notice is given. The shareholder's notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on AmSouth's books, and of such beneficial owner and (ii) the number and class of shares of AmSouth owned of record and beneficially by such shareholder and such beneficial owner.

                                  APPENDIX A

                            AMSOUTH BANCORPORATION

                        1997 PERFORMANCE INCENTIVE PLAN

 ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION
 1.1 ESTABLISHMENT OF THE PLAN. AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "AmSouth Bancorporation 1997 Performance Incentive Plan"(hereinafter referred to as the "PI Plan"), as set forth in this document. The PI Plan permits the grant of cash-based, long-term incentive opportunities.
 Subject to approval by the Company's stockholders, the PI Plan shall become effective as of January 1, 1997 (the "Effective Date") and shall remain in effect as provided in Article 1.3 hereof.
 1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders, to provide Participants with an incentive for excellence in individual performance and to promote teamwork among Participants.
 The PI Plan is further intended to reinforce certain strategic business needs and financial performance goals in ways which are not currently supported by the Company's 1996 Long Term Incentive Compensation Plan (which was approved by shareholders on April 18, 1996). The PI Plan will provide further flexibility to motivate and retain the services of Participants who make significant contributions to the Company's success.
 1.3 DURATION OF THE PI PLAN. The PI Plan will commence on the Effective Date, as described in Article 1.1 hereof, and will remain in effect, subject to the right of the Board of Directors, which right may be delegated to a committee of the Board, to amend or terminate the PI Plan at any time pursuant to
Article 12 hereof. However, in no event may an Opportunity be granted under the PI Plan on or after January 1, 2007.

 ARTICLE 2. DEFINITIONS
 Whenever used in the PI Plan, the following terms will have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized.
 2.1 "BENEFICIARY" means the person(s), trust, or other entity designated by a Participant.
 2.2 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.
 2.3 "CAUSE" will be determined by the Committee, in exercise of good faith and reasonable judgment, and will mean the occurrence of any one or more of the following:
 a. The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or
 b. The Participant's conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony; or
 c. The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant's part will be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
 2.4 "CHANGE IN CONTROL" of the Company will be deemed to have occurred as of the first day that any one or more of the following conditions will have been satisfied:
 a. Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or
 b. During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved

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  by a vote of at least two thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute at least sixty percent (60%) thereof; or
 c. The stockholders of the Company approve:
  (i) A plan of complete liquidation of the Company; or
  (ii) An agreement for the sale or disposition of all or substantially all the Company's assets; or
  (iii) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.
 However, in no event will a Change in Control be deemed to have occurred with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for:
  (i) Passive ownership of less than three percent (3%) of the stock of the purchasing company; or
  (ii) Ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Non-employee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).
 2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
 2.6 "COMMITTEE" means the Executive Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the PI Plan with respect to grants of Opportunities.
 2.7 "COMPANY" means AmSouth Bancorporation.
 2.8 "COVERED EMPLOYEE" means a Participant who, as of the date of payment of an Opportunity, is one of the group of Covered Employees, as defined in the regulations promulgated under the Code Section 162(m), or any successor statute.
 2.9 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.
 2.10 "DISABILITY" as applied to a Participant, means that the Participant:
 a. Has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22[e][3] of the Code); and
 b. Has satisfied any requirement imposed by the Committee in regard to evidence of such disability.
 2.11 "EFFECTIVE DATE" will have the meaning ascribed to such term in Section
1.1 hereof.
 2.12 "EMPLOYEE" means any key officer or employee of the Company or its Subsidiaries. Directors who are not employed by the Company or its Subsidiaries will not be considered Employees under this PI Plan.
 2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time-to-time, or any successor act thereto.
 2.14 "FISCAL YEAR" means the consecutive twelve-month period used by the Company to report financial results to shareholders.
 2.15 "INSIDERS" means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
 2.16 "NON-EMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors but who is not an Employee.
 2.17 "OPPORTUNITY" means a range of dollars granted to a Participant, expressed either as a range of percents of their annual base salary at the beginning of the Performance Period or as a range of dollar amounts, with respect to a particular Performance Period.
 2.18 "OPPORTUNITY DESCRIPTION" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Opportunities granted under this PI Plan.
 2.19 "PARTICIPANT" means an Employee who has outstanding an Opportunity granted under the PI Plan. The term "Participant" will not include Non-employee Directors.
 2.20 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
 2.21 "PERFORMANCE PERIOD" means a period of more than one consecutive Fiscal Year, as may be determined from Fiscal Year to Fiscal Year by the Committee and evidenced within the Opportunity Description.
 2.22 "PERSON" will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in

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

Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.
 2.23 "RETIREMENT" as applied to a Participant, means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the AmSouth Bancorporation Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.
 2.24 "SERVICE RATIO" means the number of full and partial months that have elapsed during a Performance Period prior to termination of employment divided by the total number of months in the Performance Period, expressed as a fraction or percent.
 2.25 "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company or a subsidiary of the Company has a majority voting interest.

 ARTICLE 3. ADMINISTRATION
 3.1 THE COMMITTEE. The PI Plan will be administered by the Committee, or by any other committee appointed by the Board, which Committee will not be comprised of individuals who are Participants under this PI Plan. The members of the Committee will be appointed from time-to-time by, and will serve at the discretion of, the Board of Directors.
 3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee will have full power to select Employees who will participate in the PI Plan; determine the sizes and types of Opportunities; determine the terms and conditions of Opportunities in a manner consistent with the PI Plan; construe and interpret the PI Plan and any agreement or instrument entered into under the PI Plan as they apply to Employees; establish, amend or waive rules and regulations for the PI Plan's administration as they apply to employees; and (subject to the provisions of Article 11 and 12 herein) amend the terms and conditions of any outstanding Opportunities to the extent such terms and conditions are within the discretion of the Committee as provided in the PI Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the PI Plan, as the PI Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.
 3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the PI Plan and all related orders and resolutions of the Board will be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.
 3.4 GRANTS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing rules and regulations, including Section 141(c) of the General Corporation Law of Delaware, if applicable, the Chief Executive Officer of the Company will have the authority to make and administer grants of Opportunities under this PI Plan to individuals who are not Insiders upon such terms and conditions as the Chief Executive Officer will determine; provided, however, that the total number of Opportunities granted by the Chief Executive Officer each year will be subject to approval by the Committee. References in this PI Plan to actions taken or permitted to be taken by the Committee shall be deemed to mean actions taken by the Chief Executive officer if, and to the extent, permitted in this Article 3.4.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION
 4.1 ELIGIBILITY. Persons eligible to participate in this PI Plan include all Employees of the Company, including Employees who are members of the Board.
 4.2 ACTUAL PARTICIPATION. Subject to the provisions of the PI Plan, the Committee or the Chief Executive Officer, as referenced in Article 3.4, may, from time-to-time, select from all eligible Employees, those to whom Opportunities will be granted and will determine the nature and amount of each Opportunity.

 ARTICLE 5. GRANT OF OPPORTUNITY
 5.1 PERFORMANCE PERIOD. Each Participant with respect to a Performance Period will be eligible for an Opportunity during the Performance Period. The Opportunity granted to each Participant will be determined by the Committee in accordance with the provisions of the PI Plan. Each grant of an Opportunity will be made with respect to the Performance Period commencing with the Fiscal Year during which such grant is made, and such Opportunity will thereafter be identified by reference to the Fiscal Year in which the Opportunity is granted. For example, an Opportunity granted to a Participant during the 1997 Fiscal Year for the Performance Period beginning January 1, 1997 and ending December 31, 1999 will be identified as a 1997 Opportunity.
 5.2 DETERMINATION OF OPPORTUNITY. The Committee will determine the Opportunity to be granted to each Participant with respect to each Performance Period. All determinations with respect to the grant of an Opportunity under the PI Plan will be in the sole discretion of the Committee and will be final and binding on all Employees. All such determinations will be set forth in the Opportunity Description furnished to each Participant within thirty (30) days of the date of grant.

 ARTICLE 6. VALUATION OF OPPORTUNITY
 6.1 RANGE OF OPPORTUNITY. The Committee will set a range of performance goals ("Goals") prior to the beginning of each Performance Period. The Goals will be based upon

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

financial measures, set at the discretion of the Committee, and may be subject to change between and within Performance Periods. Accomplishment of performance which is within the range of these Goals will cause a varying payment according to the Opportunity. The range of Goals and the corresponding payment under the Opportunity will be set forth in an Opportunity Description as described in this PI Plan under Article 5.2.
 6.2 PERFORMANCE MEASURES WITH REGARD TO COVERED EMPLOYEES. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 6, the attainment of which may determine the degree of payout with respect to Opportunities granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for the purposes of such grants will be chosen from among the following alternatives. Such performance measures may include one or more of the list which follows, and may include combinations of performance measures contained in this list (for example: Return on Assets, expressed as a combination of Net Income and Assets).
 a. Net Income;
 b. Shareholders' Equity;
 c. Return on Equity;
 d. Earnings Per Share
 e. Assets;
 f. Return on Assets;
 g. Stock Price;
 h. Total Shareholder Return;
 i. Capital;
 j. Return on Investment;
 k. Return on Capital;
 l. Cash Flow; and
 m. Value Added
 Subject to the terms of the PI Plan, each of these measures will be defined by the Committee on a corporation or subsidiary basis or in comparison with peer group performance, and may be applied so as to include or exclude specified extraordinary items, as determined by Generally Accepted Accounting Principles, or the Company's auditors.
 The Committee will have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Opportunities which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee will retain the discretion to adjust payment earned under an Opportunity downward).
 In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Opportunities which will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

 ARTICLE 7. PAYMENT OF BENEFITS
 7.1 ELIGIBILITY FOR BENEFIT PAYMENTS. Participants and Beneficiaries will be eligible to receive benefit payments with respect to their Opportunity under the circumstances described in Article 7.2. All benefit payments will be made in cash as soon as practicable in each of the situations described in Article
7.1. Benefit payments to a Participant or Beneficiary will be payable with respect to the Opportunity granted for each separate Performance Period, and will be paid by the Company. Notwithstanding the foregoing, no payment under this PI Plan to any one Participant with respect to any one Opportunity will exceed $10,000,000.
 7.2 IMPACT OF CERTAIN EVENTS. Benefit payments with respect to an Opportunity will be paid under the following circumstances:
 a. EXPIRATION OF PERFORMANCE PERIOD. Upon the expiration of each Performance Period, performance versus Goals will be determined. Payment will be made equal to the corresponding Opportunity, as described in the Opportunity Description provided to the Participant at the outset of the Performance Period. Participants who have been Employees of the Company for the entirety of the Performance Period will be eligible for payment of any amount yielded by performance versus Goals and the corresponding Opportunity.
 b. CERTAIN TERMINATIONS OF EMPLOYMENT. A Participant who has remained a Participant continuously from the date of the grant of the Opportunity until the date of a termination for any of the following reasons will be entitled to a benefit payment as described in this Article 7.2b.
    (i) DEATH, DISABILITY, OR RETIREMENT. In the event of a termination for death, Disability, or Retirement, a Participant's Opportunity will continue in force for the remainder of the Performance Period. Any amount payable to a Participant as a result of the Company's performance versus Goals (as determined in accordance with Article
        7.2a) will be reduced by multiplying the amount payable by the Service Ratio.
   (ii) REASONS OTHER THAN CAUSE. In the event of a termination of a Participant by the Company for reasons other than Cause, an amount payable will be determined based on the Company's actual results versus prorated Goals at the end of the fiscal quarter in which termination occurs, and will be multiplied by the Service Ratio. This resulting amount will serve as the minimum payment owed to a Participant. The Committee will have the ability, in its sole discretion, to pay a greater amount.
     (iii) CHANGE IN CONTROL. In the event of a Change in Control, Opportunities granted under the PI Plan will be paid at the greater of:
           a) An amount calculated based on the Company's actual results as compared to prorated Goals. Such proration will be described in the Opportunity Description; and
           b) A fixed dollar amount, as specified in the Opportunity Description
 7.3 CANCELLATION OF AN OPPORTUNITY. An Opportunity will be canceled as described below. Following the cancellation of an Opportunity per this Article 7.3, no benefit payments will be payable with respect to the canceled Opportunity.
 a. Upon payment of any benefit due in accordance with Article 7.
 b. Termination for reasons not described in Article 7.
 c. Upon termination for "Cause." Cause will be determined by the Committee, in exercise of good faith and reasonable judgment, and will have the meaning ascribed to it in Article 2.

 ARTICLE 8. BENEFICIARY DESIGNATION
 Each Participant under the PI Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the PI Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate.

 ARTICLE 9. DEFERRALS
 The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash. If any such deferral election is required or permitted, the Committee will, in its sole discretion, establish rules and procedures for such payment deferrals.

 ARTICLE 10. RIGHTS OF EMPLOYEES
 10.1 EMPLOYMENT. Nothing in the PI Plan will interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary.
 10.2 PARTICIPATION. No Employee will have the right to be selected to receive an Opportunity under this PI Plan, or, having been so selected, to be selected to receive a future Opportunity.

 ARTICLE 11. CHANGE IN CONTROL
 11.1 TREATMENT OF OUTSTANDING OPPORTUNITIES. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, all Opportunities will become immediately payable, as described in Article 7.2.
 11.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this PI Plan or any Opportunity Description provision, the provisions of this Article 11 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Opportunity theretofore granted under the PI Plan without the prior written consent of the Participant with respect to said Participant's outstanding Opportunities.

 ARTICLE 12. AMENDMENT, MODIFICATION, AND TERMINATION
 12.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Article 11.2 herein, the Board has the right, which right may be delegated to a committee of the Board, at any time and from time-to-time, to alter, amend, suspend or terminate the PI Plan in whole or in part.
 12.2 ADJUSTMENT OF OPPORTUNITIES UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Opportunities in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 6 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, or the interpretation thereof by a relevant regulatory body, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the PI Plan; provided, however, that Opportunities which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).
 12.3 OPPORTUNITIES PREVIOUSLY GRANTED. No termination, amendment, or modification of the PI Plan may adversely affect in any material way any Opportunity previously granted under the PI Plan, without the written consent of the Participant holding such Opportunity.

 ARTICLE 13. WITHHOLDING
 The Company or its Subsidiaries will have the power and the right to deduct or withhold, or require a Participant to

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

remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the PI Plan.

 ARTICLE 14. INDEMNIFICATION
 Each person who is or shall have been a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the PI Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

 ARTICLE 15. SUCCESSORS
 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or Subsidiary that is the primary employer of a Participant (if the Participant ceases to be employed by the Company or any of its Subsidiaries as a result of such action) to expressly assume and agree to perform the Company's obligations under this PI Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession will be a breach of such Participant's Opportunity and will entitle the Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled to hereunder if a Change in Control had taken place.

 ARTICLE 16. LEGAL CONSTRUCTION
 16.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.
 16.2 SEVERABILITY. In the event any provision of the PI Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the PI Plan, and the PI Plan will be construed and enforced as if the illegal or invalid provision had not been included.
 16.3 REQUIREMENTS OF LAW. The granting of Opportunities under the PI Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
 16.4 GOVERNING LAW. To the extent not preempted by federal law, the PI Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws of the state of Alabama.

                                  APPENDIX B

                            AMSOUTH BANCORPORATION

                           EXECUTIVE INCENTIVE PLAN


 ARTICLE I ESTABLISHMENT AND PURPOSES
 1.1 By this document AmSouth Bancorporation (further referenced as "AmSouth" or the "Corporation") restates, effective for Plan Years beginning on or after January 1, 1997, the AmSouth Bancorporation Executive Incentive Plan (the "Plan").
 1.2 The purposes of the Plan are:
 A. To optimize AmSouth's profitability and growth consistent with its goals and objectives.
 B. To optimize retention of a highly competent executive management group by providing Participants short-term incentive compensation, which, when combined with base salary, long-term incentive compensation, and benefits, is fully competitive with other Peer Banks.
 C. To pay incentive awards within the Plan that correlate well with the relative contributions made by Participants.
 D. To encourage teamwork and involvement on the part of Participants by connecting the major portion of the incentives paid to the performance of AmSouth as a whole.
 E. To encourage accountability on the part of Participants by connecting a portion of the incentives paid to the performance results of the specific organizational units for which the Participants are responsible.

 ARTICLE II CERTAIN DEFINITIONS
 2.10 "AWARD" means the cash determined under this Plan to be due to a Participant as a result of performance during a Plan Year, which shall be paid, or the payment of which may be deferred, as provided in this Plan.
 2.11 "AWARD DATE" means that date, as soon as practicable after the applicable performance evaluations are completed, on which awards are paid, or deferred as the case may be.
 2.12 "BASE COMPENSATION" means the base salary of a Participant in effect at the beginning of the Plan Year.
 2.13 "BENEFICIARY" means the beneficiary named by a Participant in writing filed with Corporate Human Resources. If a Participant does not wish to name a Beneficiary, the Beneficiary under this Plan will be the same as his or her beneficiary under the AmSouth Bancorporation Thrift Plan, or any successor thereto, in effect on the date of the Participant's death.
 2.14 "COMMITTEE" means the Executive Compensation Committee of the Board of Directors of AmSouth Bancorporation or any successor thereto performing similar functions. This Committee administers and interprets the Plan; any decision made by the Committee is final and binding on the Participant and the Participant's Beneficiary.
 2.15 AN "OFFICER/DIRECTOR" is an employee who holds a position as one of the most senior officers of AmSouth, is a member of the Corporate Management Committee, and is also a member of the AmSouth Bancorporation Board of Directors.
 2.16 A "PARTICIPANT" is an AmSouth Officer/Director or Senior Executive who is approved each year by the Committee to participate with respect to the next Plan Year.
 2.17 "PEER BANKS" are bank holding companies comparable to AmSouth the asset sizes of which range from one half to two times the asset size of AmSouth.
 2.18 "PLAN YEAR" means a calendar year.
 2.19 A "SENIOR EXECUTIVE" is an officer who manages a major group, division, or area and is a member of the Corporate Management Committee, but who is not an Officer/Director.

 ARTICLE III PARTICIPATION
 A Participant will not be qualified to receive an Award for a Plan Year unless he or she was approved for entry into the Plan by the Committee and is still working for AmSouth on the Award Date for that Plan Year. However, retirement, death, disability or an approved leave of absence will not disqualify a Participant; rather, a prorated payment, based on the time worked during the Plan Year, will be made to the Participant or to his or her Beneficiary, as the case may be. If a Participant leaves AmSouth's employ for any other reason, the Committee may, in its sole discretion, make an Award to him or her of a prorated payment based on the time worked during the Plan Year.

 ARTICLE IV DETERMINATION OF AWARDS
 4.1 Goals will be set for AmSouth and goals will be set for each Participant based on the business unit that he or she manages. The major portion of the incentives paid (100% in the case of Officer/Directors) will be based on the performance results of AmSouth as a whole to encourage teamwork on the part of each Management Committee

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member. In addition, for Senior Executive Participants, a portion of the incentives paid will be based on the performance results of the Participant's specific organizational unit managed to encourage an appropriate degree of individual focus.
 4.2 The importance of sound goal setting is critical to the success of this Plan. The goal setting process will be directly connected to the annual business plan and resulting budget, and will begin at the top of the Corporation. Goals for performance purposes under this Plan may include one or more of the following in any given year:
 .Earnings per share
 .Return on Average Assets
 .Return on Average Equity
 .Credit Quality Measures
 .Efficiency Ratio
 .Loan Growth
 .Deposit Growth
 .Non-Interest Revenue Growth.
 The corporate goals for AmSouth and the weightings placed on each will be approved by the Committee at the beginning of each Plan Year. The corporate goals will become the entire goals for any Officer/Director in the Plan and the major goals for the remaining Participants in the Plan. In addition, the remaining Participants in the Plan also will have goals approved by the Chief Executive Officer for their units managed. The goals for the individually managed units will support (in the case of staff support executives) or add up to (in the case of line delivery executives) the goals for the Corporation.
  The corporate goals and the individual unit goals will both be weighted. The corporate goals will receive the heavier weighting and the two weightings will total 100%. Once determined, goals for all Senior Executive Participants will be documented on the Executive Incentive Plan Goal Setting and Evaluation Form.
 4.3 A "corporate rating" will be determined at year end based on the Committee's evaluation of the Corporation's results against the annual goals approved by the Committee at the beginning of the Plan Year. The corporate rating can range from 0.0 to 2.0, with 1.0 basically representing goal attainment. This rating will apply to the Officer/Director Participants. For other Participants (Senior Executives), results will be evaluated against goals established for their units at the beginning of the Plan Year. One of the following five general achievement levels will apply for each goal resulting in a performance rating from 0.0 to 2.0.

                                             PERFORMANCE
 PERFORMANCE        PERFORMANCE              RATING
 CATEGORIES         DESCRIPTION              RANGE
 ------------------ ------------------------ -----------
 Outstanding        Significantly Exceeded   1.6-2.0
                     Goals
 More Than Expected Exceeded Goals           1.2-1.5
 Expected           Met Goals                0.9-1.1
 Needs Improvement  Fell Short of Goals      0.6-0.8
 Unacceptable       Significantly Fell Short 0.0-0.5
                     of Goals

 Performance under the Plan will be rated at mid-year and at year-end utilizing an Executive Incentive Plan Goal Setting and Evaluation Form. The ratings will be weighted and the heavier weighted corporate rating will be added to the lesser weighted rating for the Participant's assigned unit to determine the overall rating.
 4.4 A "base bonus opportunity" (BBO) will be set for each Participant as a percent of Base Compensation by referencing Peer Bank market data on an annual basis. This will represent the percentage payout associated with the overall basic achievement of established goals at both the corporate and the Participant's specific organizational unit levels. An overall performance rating ranging from 0.0-2.0 will determine the tentative payout percentage for a Participant. A rating of 1.0 will basically indicate that goals have been achieved and that 100% of the BBO will be the payout percentage for a Participant.
 Overall performance ratings above or below 1.0 can cause the payout percentage to be as high as 200% of the BBO or as low as 0%. The actual calculation of the payout percentage is performed by multiplying the BBO by the overall performance rating.
 4.5 The actual Awards will be determined for Officer/ Directors based on the corporate rating assigned by the Committee, the BBO's, and the Base Compensation. The actual awards for Senior Executive Participants will be determined based on the weighted combined corporate rating and individual unit performance ratings recommended by the Chief Executive Officer, the BBO's, and the Base Compensation. The maximum amount which may be paid to a Participant for any given Plan Year under this Plan is $2,000,000. Notwithstanding the foregoing, the Committee may exercise downward discretion with respect to payouts under this Plan.

 ARTICLE V DISTRIBUTION OF AWARDS
 Unless a Participant has elected to defer receipt of his or her Award under
Article VI, the Award will be paid in the form of a cash bonus. However, if a Participant dies prior to the Award Date, the designated Beneficiary will be paid the amount of the Award in a single cash sum whether or not the Participant has made an election to defer any part or all of the Award as provided for in Article VI.

 All Awards will be paid on an annual basis within 90 days of the end of the Plan Year and will be net of any required federal, FICA, state or local tax withholdings.

 ARTICLE VI ELECTIONS
 6.1 Before the beginning of each Plan Year, each Participant, who wishes to defer his or her Award, if any, for the upcoming year, must fill out a form titled, "AmSouth Bancorporation Executive Incentive Plan Annual Election Form". Utilizing this form, a Participant can defer receiving all of his or her Award or the amount exceeding a designated dollar amount of the Award. This signed form must be returned to Corporate Human Resources before January 1 of the Plan Year. The Participant's choice for a given Plan Year can never be changed. However, each Participant can make new and different choices for later Plan Years.
 6.2 Due to the complexity of the rules governing these deferrals, a separate agreement (the "Executive Incentive Award Deferral Agreement") will be provided to a Participant for acceptance at the time of his or her actual deferral.
 6.3 The Committee shall fix, from time to time, an assumed growth rate which will be applied to all amounts deferred by Participants who have entered into Executive Award Deferral Agreements.
 6.4 The Committee has the right to discontinue the deferral feature of this Plan at any time, at its discretion. Discontinuation will not affect any Awards previously made to and deferred by a Participant; those Awards will continue to be governed by the terms of the Executive Incentive Award Deferral Agreement.
 6.5 Amounts deferred under this Plan will be paid within 90 days following a Participant's death, disability, retirement or termination of employment, in the case of lump sum payments. In the case of installment payments, the first payment will begin within 90 days of any one of these same events. Provided, however, that payment may be delayed if in the opinion of the General Counsel of the Company, such payment could cause a Participant to violate Section 16(b) of the Securities Exchange Act of 1934.

 ARTICLE VII MISCELLANEOUS
 7.1 AmSouth will not under any circumstances make any payment under this Plan or under the Executive Incentive Award Deferral Agreement to any assignee or creditor of a Participant or of his or her Beneficiary.
 Before a Participant actually receives a payment under this Plan, neither he or she, nor a designated Beneficiary, has any right, even in anticipation of receiving a payment, to assign, pledge, grant a security interest in, transfer or otherwise dispose of any interest under this Plan or under the Executive Incentive Award Deferral Agreement. Furthermore, a Participant's rights cannot be assigned or transferred even by operation of law.
 7.2 This Plan gives the Participant no right to be retained in AmSouth's employment.
 7.3 The Committee can end or change this Plan at any time. However, neither the Committee nor the Board of Directors of AmSouth Bancorporation can take away any Award which a Participant has already been paid or which a Participant has deferred, or any Award a Participant might receive for the Plan Year when the Committee acts.
 7.4 This Plan is to be governed and interpreted as provided in the laws of the State of Alabama.
 7.5 Neither an executive nor any officer or employee of AmSouth Bancorporation or any of its subsidiaries has any claim or right to be included in the Plan or to be granted an Award unless and until (i) he or she has become a Participant for the Plan Year in question and (ii) his or her Award has been made.

                                ADDENDUM TO THE
                            AMSOUTH BANCORPORATION
                           EXECUTIVE INCENTIVE PLAN

  The following provisions shall constitute a part of the AmSouth
Bancorporation Executive Incentive Plan (the "Plan"):

  1. On and after January 1, 1997 the growth rate referred to in Section 6.3 of the Plan shall be based on "phantom shares" of AmSouth Bancorporation common stock with respect to amounts for which deferral elections are made on or after December 1, 1996. Each Participant who is an active employee of AmSouth Bancorporation or one of its subsidiaries on and after January 1, 1997 shall have a one-time election to convert to the growth rate based on phantom shares or continue with the pre-1997 growth rate with regard to amounts for which deferral elections were made prior to December 1, 1996. The growth rate for amounts deferred by persons whose employment with AmSouth terminated prior to January 1, 1997 shall remain unchanged and shall be the Prime Time/PFS time deposit fixed rate (30 month) existing as of the beginning of each calendar year.

  2. Amounts which have been deferred prior to January 1, 1997 and for which an election to convert to phantom stock has been made will be converted to phantom stock based on the closing price of AmSouth Bancorporation common stock on the New York Stock Exchange on December 31, 1996. Phantom stock will be credited to Participants' accounts for amounts deferred on and after January 1, 1997 based on the closing price of AmSouth Bancorporation common stock on the New York Stock Exchange on the date Awards are deferred under the Plan (i.e. the date the Awards would otherwise be paid to the Participant but for the deferral election).

  3. Dividends on the phantom stock in each Participant's account (equal on a per share basis to the dividends on AmSouth Bancorporation common stock) shall be invested in additional phantom stock based on the closing price of AmSouth Bancorporation common stock on the applicable dividend payment date.

[Logo of AMSOUTH appears here]

PROXY

For Annual Shareholders' Meeting

1. ELECTION OF DIRECTORS

   [_] FOR all nominees listed below (except as marked to the contrary below).

   [_] WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. If you do not indicate that you withhold authority to vote for the election of any nominee, this proxy will be counted as voting for that nominee.)

  1. Ronald L. Kuehn, Jr.
  2. C. Dowd Ritter
  3. Herbert A. Sklenar

2. APPROVAL OF 1997 PERFORMANCE INCENTIVE PLAN

   [_] FOR     [_] AGAINST     [_] ABSTAIN

3. APPROVAL OF EXECUTIVE INCENTIVE PLAN

   [_] FOR     [_] AGAINST     [_] ABSTAIN

4. APPROVAL OF SHAREHOLDER PROPOSAL

   [_] FOR     [_] AGAINST     [_] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES, "FOR" APPROVAL OF BOTH PLANS AND "AGAINST" THE SHAREHOLDER PROPOSAL.

     The undersigned hereby appoints David E. White, Charles S. Northern, IV and Cary L. Jones (the "Proxies") and any of them, jointly or severally, the lawful attorneys of the undersigned with full power of substitution to vote all of the stock of AMSOUTH BANCORPORATION standing in the name of the undersigned at the close of business on February 18, 1997 upon the books of the Corporation, at the Annual Meeting of Shareholders to be held on Thursday, April 17, 1997 and at any adjourned meeting or meetings, as indicated herein.

                          (Continued on Reverse Side)

                               NUMBER OF SHARES

The Proxies will vote the shares represented hereby as directed by the undersigned shareholder, but if no direction is given, they will vote all of the shares FOR the election of all nominees and FOR the approval of the 1997 Performance Incentive Plan and the Executive Incentive Plan and AGAINST the Shareholder Proposal. The Proxies are further authorized to vote, in their discretion, on any other matters that may properly come before the meeting or any adjournment thereof, including matters incident to the conduct of this meeting, and with respect to the election of any person as a Director if a nominee for the office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

Please sign exactly as name appears below. When shares are held by joint
------------------------------------------------------------------------
tenants, both should sign. When signing as attorney, executor, administrator,
-------------------------
trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                                                       , 1997
       -----------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
Signature


-------------------------------------------------------------------------------
Signature if held jointly

                         (Continued from Reverse Side)